EXHIBIT 99.1

StoneMor Announces Completion of Merger with Axar Affiliate

BENSALEM, PA – November 3, 2022 – StoneMor Inc. (NYSE: STON) (“StoneMor” or the “Company”), a leading owner and operator of cemeteries and funeral homes, today announced the completion of the merger contemplated by the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 24, 2022, by and among the Company, Axar Cemetery Parent Corp. (“Parent”), a Delaware corporation and an indirect wholly-owned subsidiary of Axar Capital Management, LP (“Axar”), and Axar Cemetery Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving corporation (the “Surviving Corporation”) and becoming a wholly-owned subsidiary of Parent.

At a special meeting of the Company’s stockholders held on November 1, 2022, the proposal to adopt the Merger Agreement was approved by (i) holders of a majority of the issued and outstanding shares of the Company’s common stock at the close of business on September 15, 2022 (the “Record Date”) and (b) holders of a majority of the issued and outstanding shares of the Company’s common stock on the Record Date other than (i) shares of common stock held by Parent and its wholly-owned subsidiaries or beneficially owned by any affiliate of Parent (the “Axar Shares”) and (ii) shares of common stock held by members of the Company’s Board of Directors (the “Board”), the officers of the Company (as defined by Rule 16-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and any immediate family members of a Board member or officer.

The Merger became effective at 4:05 p.m. EDT on November 3, 2022 (the “Effective Time”). No stockholder validly demanded appraisal of such stockholder’s shares pursuant to Section 262 of the Delaware General Corporation Law. At the Effective Time, each outstanding share of common stock, other than (i) Axar Shares and (ii) shares of common stock held by the Company (“Treasury Shares”) was cancelled and converted into the right to receive $3.50 in cash per share, without interest (the “Merger Consideration”). As a result of the Merger, the Company became an indirect wholly-owned subsidiary of Axar. The Company’s common stock will be delisted from and, as of prior to the opening of trading on November 4, 2022, will no longer trade on, the New York Stock Exchange. The Company intends to file with the Securities and Exchange Commission a notice on Form 15 of termination of registration of the Common Stock, and suspension of the Company’s reporting obligations, under the Exchange Act.

At the Effective Time, each holder of outstanding shares of Common Stock, other than the Axar Shares and the Treasury Shares, ceased to have any rights as a stockholder of the Company other than the right to receive the Merger Consideration. Stockholders will receive a letter of transmittal and instructions on how to surrender their share certificates in exchange for the Merger Consideration. Stockholders should wait to receive the letter of transmittal before surrendering their share certificates. Stockholders of the Company that hold shares in street name will receive the Merger Consideration in their brokerage or similar accounts.

About StoneMor Inc.

StoneMor Inc., headquartered in Bensalem, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 302 cemeteries and 74 funeral homes in 23 states and Puerto Rico. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Inc. please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, matters regarding suspension of trading on and delisting from the New York Stock Exchange, suspension and termination of the Company’s reporting obligations under the Exchange Act and exchange of share certificates for Merger Consideration, are forward-looking statements. Generally, the words “believe,” “may,” “will,” “would,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current beliefs, expectations, plans, assumptions and objectives of the Company and are subject to significant risks and uncertainties. All forward-looking statements speak only as of the date as of which they are made. These statements are not guarantees and involve certain risks, uncertainties and assumptions concerning future events that are difficult to predict. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk of unexpected costs or liabilities and the risk that general and business conditions may change. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the other reports that StoneMor files with the Securities and Exchange Commission (the “SEC”, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

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StoneMor Inc.

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